Exhibit 1.1

SINOVAC BIOTECH LTD.

ANTIGUA AND BARBUDA

The International Business Corporations Act, 1982 No. 28 of 1982 Cap. 222 Vol. 5 of the

Revised Laws of Antigua 1992 Edition

A Company Limited by Shares

ARTICLES OF INCORPORATION

OF

SINOVAC BIOTECH LTD.

As last amended on March 21, 2006

ARTICLE I. NAME

The name of the Corporation is SINOVAC BIOTECH LTD.

ARTICLE II. REGISTERED OFFICE AND AGENT

The registered agent of the Corporation shall be Hill & Hill whose office is situated at 36 Long Street, in the City of Saint John in Antigua and Barbuda, which offices shall also be the registered office of the Corporation.

ARTICLE III. CAPITAL

1. The Corporation is authorized to issue 100,000,000 bearer or registered shares of US$0.001 each par value common stock which shall be designated “Common Shares” and 50,000,000 Preferred Shares of US$0.001 each par value which shall be designated “Preferred Shares”.

2. No pre-emptive rights shall attach to the shares to be issued in respect of any class.

3. Both classes of shares may be issued in series and the directors shall have the authority to fix the number of shares in, or to determine the designation of, and the rights, privileges, restrictions and conditions attaching to the shares of each series.

4. The Corporation shall have the power to increase or reduce said capital, and to issue any part of its capital, original or increased, with or without any preference, priority, or special privilege, or subject to any postponement of rights, or to any conditions or restrictions, and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise shall be subject to the power herein contained.

ARTICLE IV. BOARD OF DIRECTORS

The powers of the Corporation shall be exercised by the Board of Directors of the Corporation which shall be empowered to name one or more officers as President and Vice-President of the Corporation. Subject to any restrictions in the appointing resolution an act of a President shall bind the Corporation as if the said act had been approved by the Board of Directors. The Corporation shall have a minimum of one and a maximum of fifteen directors.

ARTICLE V. CORPORATE PURPOSE

The objects for which the Company is established are:

1. To conduct any and all business activities permitted by the laws of the State of Antigua and Barbuda as an International Business Corporation.

2. To acquire and deal with any property, real or personal, to erect any buildings, and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently, or profitably, or usefully, acquired and dealt with, carried on, erected or done by the Company in connection with said property.

3. To generally have and exercise all powers, rights and privileges necessary and incident to carrying out properly the objects herein mentioned.

The Company shall not engage in International banking, Trust, Insurance, Betting and Bookmaking or any other activity which requires a License under the International Business Corporation Act.

The Company shall be primarily engaged in research, development and commercialization of human vaccines for infectious diseases.

ARTICLE VI. EXISTENCE

The Corporation shall have perpetual existence unless sooner dissolved in accordance with the Laws of Antigua and Barbuda. The date on which corporate existence shall begin is the date on which these Articles of Incorporation are filed with the Director of International Business Corporations of Antigua and Barbuda.

ARTICLE VII. LIABILITY OF SHAREHOLDERS

The liability of a shareholder is limited to the amount, if any, unpaid on the shares held or subscribed to by said shareholder.

ARTICLE VIII. INDEMNIFICATIONS

The Corporation shall indemnify any and all of its Directors, officers, employees or agents or former Directors, officers, employees or agents or any person who may have served at its request as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or of which it is a creditor, to the full extent permitted by law. Said indemnification shall include, but not be limited to, the expenses, including the cost of any judgments, fines, settlements and counsel’s fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a Director, officer, employee or agent as herein provided unless such action, suit or proceeding is a result of the Director, officer, employee or agent’s own negligence or illegal action. The foregoing right of indemnification shall not be exclusive of any other rights to which and Directors, officers, employee or agent may be entitled as a matter of law or which he may be lawfully granted.

ARTICLE IX. CHARTER CONTINUATION

The Corporation is authorized to transfer its charter to any jurisdiction which permits continuation of a foreign corporation.

ARTICLE X. SECURITIES

No securities of the Corporation will be distributed to the public in Antigua and Barbuda in contravention of Section 365 of the International Business Corporations Act, 1982.

ARTICLE XI. INCORPORATORS

The name and address of the Corporation’s incorporators are:

Stacy Richards-Anjo	Ethlyn Tonge
C/o Hill & Hill Chambers	c/o Hill & Hill Chambers
Long Street, St. John’s	Long Street, St. John’s
Antigua	Antigua
“Stacy Richards-Anjo”	“Ethlyn Tonge”

DATED this 24th day of February, 1999 at St. John’s, Antigua.

SINOVAC BIOTECH LTD

ANTIGUA AND BARBUDA

The International Business Corporations Act, 1982 No. 28 of 1982 Cap. 222 Vol. 5 of the

Revised Laws of Antigua 1992 Edition

A Company Limited by Shares

BY-LAWS

OF

SINOVAC BIOTECH LTD.

As last amended on March 21, 2006

PRELIMINARY

In these By-Laws, if not inconsistent with the subject or context, the words hereinafter stated shall bear the meanings opposite to them.

THE CORPORATION	The above-named Corporation

THE ACT	The International Business Corporations Act, 1982 No. 28 of 1982, and every other Act for the time being in force concerning corporations and affecting the Corporation.

THESE PRESENTS	These By-Laws as originally framed, or as from time to time amended or altered by special resolution.

THE REGISTER	The Register of shareholders to be kept as required by Section 130 of the Act.

OFFICE	The Registered Office for the time being of the Corporation.

THE BOARD	The Board of Directors for the time being of the Corporation.

ORDINARY RESOLUTION	A resolution passed by a majority of the shares entitled to vote.

1. Shares and Share Capital

1.1 Issuance

The issue or allotment of shares shall be under the control of the Board which may issue the whole or any portion thereof with such referred, deferred, special or limited rights as it may think fit.

1.2 Alteration of Capital

The Corporation may from time to time by ordinary resolution increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe. The Corporation may by ordinary resolution:

a. Consolidate and divide all or any portion of its share capital into shares of larger amount than its existing shares;

b. Sub-divide its existing shares, or any of them, into shares of smaller amount that is fixed by the Articles of Incorporation subject, nevertheless, to the provisions of the Act;

c. Cancel any shares which, at the date of the passing of the resolution, have not been taken up or agreed to be taken up by any person.

Subject to the provisions of the Act, the Corporation may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account.

2. Share Certificates and Register

2.1 Certificates

Certificates representing shares of the Corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by a director. All certificates for shares shall be consecutively numbered or otherwise identified. Certificates may be issued to bearer or in registered form. Bearer certificates shall be marked as not transferable to residents of Antigua and Barbuda.

2.2 Register

The number of shares, the date of issue, the consideration paid, and the serial number of each bearer or registered certificate shall be entered on the Register of the Corporation. In the case of registered shares, the name and address of the holder shall also be entered on said register.

2.3 Lost or Damaged Certificate

In the case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board may prescribe.

3. Transfer of Shares

3.1 Transfer

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the Register of the Corporation.

3.2 Record Owner

The Corporation shall be entitled to treat the holder on record of any registered share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the Act.

4. Fiscal Year

The fiscal year of the Corporation shall begin on the 1st day of January each year.

5. Dividends

The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

6. Seal

The Board may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the place of incorporation and the year of incorporation.

7. Meetings

7.1 Annual Directors’ Meeting

The annual Directors’ Meeting of the Corporation shall be held no more than four (4) months from the date of registration of the Corporation at such place within Antigua and Barbuda as the Board may determine.

7.2 Annual Shareholders’ Meeting

An Annual Shareholders’ Meeting of the Corporation shall be held every year after the incorporation of the Corporation at such time and place within Antigua and Barbuda as shall from time to time be prescribed by the Board.

7.3 Special Shareholders’ Meeting

The Board may, whenever it thinks fit, convene a Special Shareholders’ Meeting. The Board shall also on the requisition of the holders of not less than one-twentieth (1/20) of the issued share capital of the Corporation proceed to convene a special Shareholders’ Meeting of the Corporation.

7.4 Proceedings

All business shall be deemed special that is transacted at a Special Shareholders’ Meeting, and also that is transacted at any Annual Shareholders’ Meeting, with the exception of the consideration of the accounts and auditor’s report, if any, the election of directors and the reappointment of any incumbent auditor.

7.5 Quorum

No business shall be transacted at any shareholders’ meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. Save as is herein otherwise provided, shareholders present in person or by proxy representing a majority of the Corporation’s shares shall constitute a quorum.

7.6 Chairman

All meetings shall be chaired by a Director appointed by the Board to act as Chairman.

7.7 Minutes

Minutes of the proceedings of every Annual Shareholders’ Meeting shall be kept, and shall be signed by the Chairman of the same meeting, or by the Chairman of the next succeeding meeting, and the same, when so signed, shall be conclusive evidence of all such proceedings and of the proper election of the Chairman.

7.8 Votes of Shareholders

Subject to any rights or restrictions for the time being attached to any class or classes of shares, every shareholder shall have one vote for each share of which he is the holder. All elections for directors shall be decided by majority vote; all other questions shall be decided by majority vote except as otherwise required by the Act.

7.9 Informal Action by Shareholder

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

7.10 Proxies

Votes may be given either personally or by proxy. The instrument appointing a proxy shall be in writing under the hand of the appointer or his attorney duly authorized in writing, or if the appointer is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a shareholder of the Corporation. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a certified copy of that power of attorney shall be deposited at the office or at such other place within Antigua as is specified for that purpose in the notice convening the meeting.

7.11 Notice of Meeting

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less that Twenty-One (21) days before the date of the meeting, either personally by mail or facsimile, to each shareholder on record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

7.12 Waiver of Notice

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

8. Directors

8.1 Number of Directors

Unless and until the Corporation in a General or Special Shareholders’ Meeting shall otherwise determine, the minimum number of directors shall be one and the maximum number shall be fifteen. Each director shall hold office unless removed as provided in these presents, until the next Annual Shareholders’ Meeting and until his successor shall have been elected.

8.2 Remuneration of Directors

Each of the Directors shall be paid out of the funds of the Corporation such remuneration for his services as a director as the Corporation is an Annual Shareholders’ Meeting may from time to time determine. The directors may also be paid all traveling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or meetings of the Corporation or in connection with the business of the Corporation.

8.3 Directors with Other Offices and Interests

A director may hold any other office or place of profit under the Corporation and he or any firm of which he is a member may act in a professional capacity for the Corporation in conjunction with his office of director of the Corporation for such period and in such terms as to remuneration and otherwise as the Board may determine. No director or intending director shall be disqualified by his office from contracting with the Corporation, either with regard thereto, as a vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Corporation in which any director so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director holding such office, or of the fiduciary relationship thereby established so long as the director notifies the Corporation in accordance with the requirements of the Act. To the extent permitted by the Act, any director may vote as a director or shareholder in respect of any such contract or arrangement; provided that such director must disclose his interest in the contract or arrangement, the contract or arrangement must be entered into by the Corporation in an Annual or Special Shareholders’ Meeting, and before the contract or arrangement is so entered into, the directors must disclose their interests to the meeting.

8.4 Proceedings of the Board

The Board at the request of any Director may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as it thinks fit.

8.5 Executive Committee

The Board at a duly constituted meeting may by a resolution appoint a committee from among themselves to be known as an executive committee.

This committee may perform such acts in the name of the Board in the same fashion as if the Board had acted. The limits of the executive committee’s acts shall be prescribed by resolution of the Board. The powers of this committee may be changed from time to time by subsequent resolution of the Board.

8.6 Quorum

The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed shall be one-half (1/2) of the number of persons then serving as directors. The quorum of any committee of the Board shall be fixed by the meeting of the Board appointing such committee and, if not so fixed, then such quorum shall be fixed by the members of such committee.

8.7 Voting

Every question at a meeting of the Board shall (except where otherwise provided by the Board) shall be determined by a majority of the votes of the Directors present, every director having one (1) vote.

8.8 Action without a Meeting

A resolution may be adopted without any meeting of the Board or of a committee if evidenced by writing under the hands of all the directors or of all the members of such committee, and such writing shall be as valid and effectual as a resolution duly passed at a meeting of the Board or such committee.

8.9 Powers of the Board

The business of the Corporation shall be managed by the Board, who may exercise all such powers of the Corporation as are not by the Act or by these By-Laws required to be exercised by the Corporation in an Annual Shareholders’ Meeting, subject nevertheless to any regulation of these By-Laws, to the provisions of the Act as may be prescribed by special resolution of the Corporation, but no regulation so made by the Corporation shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this by-law shall not be limited or restricted by any special authority or power given to the Board by any other By-Law.

8.10 Appointment of Attorney

The Board may from time to time and at any time, by powers of attorney, appoint any corporation, firm or person to be the attorneys of the Corporation for the purpose of executing deeds on behalf of the Corporation in or outside Antigua and Barbuda and for such periods and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretion vested in him.

8.11 Removal of Director

Any director may be removed by a majority vote of the shareholders.

8.12. Resignation of Director

A director may resign at any time by giving written notice to the Board. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board and the acceptance of the resignation shall not be necessary to make it effective.

8.12 Presumption of Assent

A director of the Corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

9. Officers

9.1 Number

The officers of the Corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Directors. Any two or more offices may be held by the same person.

9.2 Election and Term of Office

The officers of the Corporation to be elected by the Board shall be elected annually at the first meeting of the Board after each Annual Meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

9.3 Removal

Any officer or agent elected or appointed by the Board may be removed by the Board whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

9.4 Vacancies

A vacancy in any office because of death, resignation, removal or disqualification, may be filled by the Board for the unexpired portion of the term.

9.5 President

The President shall be the principal executive officer of the Corporation and, subject to the control of the directors, shall in general supervise and control all of the business affairs of the Corporation. He may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the directors, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

9.6 Secretary

The secretary shall keep the minutes of the shareholders’ and of the directors’ meeting in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required, and be custodian of the Corporate records.

9.7 Treasurer

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board.

9.8 Salaries

The salaries of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

10. Accounts

The Board shall cause to be kept such books of account as are necessary to comply with the provisions of the Act. The books of account shall be kept at the office or at such other place as the Board thinks fit, and shall always be open to the inspection of the Board. Any director or shareholder shall have the right to inspect any account or book or document of the Corporation. The Board shall from time to time in accordance with the provisions of the Act cause to be prepared and to be laid before an Annual Shareholders’ Meeting such profit and loss accounts, balance sheets and reports as may be necessary.

11. Auditors

Auditors may be appointed and their duties regulated in accordance with the provisions of the Act. Subject to the provisions of the Act, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Corporation, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

12. Liquidation

If the Corporation shall be wound up (whether the liquidation be voluntary, under the supervision of or by the Court) the Liquidator may, with the required authority, divide among the shareholders in specie or kind the whole or any part of the assets of the Corporation, and whether or not the assets shall consist of property of one kind or properties of different kinds, and may for such purpose set such value as he deems fair upon one or more or classes of property, and may determine how such different classes of shareholders. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the Liquidator with the like authority shall think fit, and the liquidation of the Corporation may be closed and the Corporation dissolved.

13. Amendments

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a vote of the shareholders representing a majority of all the shares issued and outstanding, at any Annual Shareholders’ Meeting or at any Special Shareholders’ Meeting when the proposed amendment has been set out in the notice of such meeting.

14. Initial Directors

The initial Board of Directors shall be composed of:

Terry G. Bowering             Douglas N. Bolen.